EXHIBIT 5

                                  Ina P. Kagel
                                 Attorney At Law
                       1801 CENTURY PARK EAST, 25TH FLOOR
                          LOS ANGELES, CALIFORNIA 90067
                           TELEPHONE: ( 310) 553-9009
                            FACSIMILE: (310) 553-9693





                                                 October 22, 2002


Consolidated Energy, Inc.
9900 West Sample Road
Suite 300
Coral Springs, Florida 33065


Re: Registration Statement on Form S-8 Covering Common Stock to be Issued Pursuant to the 2002 Stock Award Plan

Gentlemen:

     As  counsel  for   Consolidated   Energy,   Inc.  (the "Company")  I  have
participated in the preparation of the Registration Statement which is to be filed on Form S-8 under the Securities Act of 1933, as amended, covering an aggregate of 10,000,000 of the Company's shares of Common Stock (the "Shares") to be issued pursuant to the Company's 2002 Stock Award Plan (the "Plan"). I have also examined the proceedings taken and the instruments executed in connection with the approval by the Board of Directors of the Plan.

     It is my opinion that, when issued pursuant to the Plan, the Shares will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

Very truly yours,

/s/ Ina P. Kagel
----------------
INA P. KAGEL

IPK/njh